EX-99.h.7.a

AMENDED AND RESTATED SCHEDULE A*

to the Aberdeen Funds Expense Limitation and Reimbursement Agreement

dated March 6, 2018, as amended effective February 28, 2020

between

ABERDEEN FUNDS and

ABERDEEN STANDARD INVESTMENTS INC.

(the “Agreement”)

SERIES	CLASS	EXPENSE CAP
Aberdeen Dynamic Dividend Fund	Institutional	1.25%
	Class A	1.50%
Aberdeen Realty Income & Growth Fund	Institutional	1.00%
	Class A	1.25%
Aberdeen Global Infrastructure Fund	Institutional	0.99%
	Class A	1.24%
Aberdeen Ultra Short Municipal Income Fund	Institutional	0.45%
	Class A	0.70%
Aberdeen High Yield Managed Duration Municipal Fund	Institutional	0.65%
	Class A	0.90%
Aberdeen International Real Estate Equity Fund	Institutional	1.37%
	Class A	1.62%

*Effective on February 28, 2020.  Unless otherwise noted, this contract may not be terminated before February 28, 2021 with respect to any one or more Funds without the approval of the Independent Trustees.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amended Schedule A as of the day and year first above written.

ABERDEEN FUNDS

By:	/s/ Lucia Sitar
By:	Lucia Sitar
Title:	Vice President

ABERDEEN STANDARD INVESTMENTS INC.

By:	/s/ Lucia Sitar
By:	Lucia Sitar
Title:	Vice President